Table of Contents

Filed pursuant to Rule 424(b)(5)

Registration No. 333-284749

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 19, 2025)

Up to $30,000,000

Common Stock

We entered into a sales agreement dated May 8, 2026 (the “Sales Agreement”) with Needham & Company, LLC and Canaccord Genuity LLC (each, a “Sales Agent” and together, the “Sales Agents”), relating to the issuance and sale of shares of our common stock, par value $0.0001 per share (the “Common Stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $30,000,000 from time to time through the Sales Agents, each acting as our sales agent.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “LTRX.” On May 7, 2026, the last reported sales price of our Common Stock on Nasdaq was $5.83 per share.

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Neither of the Sales Agents is required to sell any specific number or dollar amount of our shares of Common Stock, but each will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agents for sales of Common Stock sold pursuant to the Sales Agreement will be an amount equal to 3% of the gross proceeds of any shares of Common Stock sold under the Sales Agreement. In connection with the sale of the Common Stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to each Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-8 regarding the compensation to be paid to the Sales Agents.

We are a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 6 of the accompanying prospectus and the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Needham & Company	Canaccord Genuity

The date of this prospectus supplement is May 8, 2026

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our Common Stock and important business information about us. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC under the Securities Act.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any free writing prospectus that we prepare and distribute. Neither we nor the Sales Agents have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any such free writing prospectus. Neither we nor the Sales Agents are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Exchange Act, and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Before you invest in our Common Stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that are described under the captions “Where You Can Find More Information” and “Information We Incorporate by Reference” in this prospectus supplement and the accompanying prospectus.

If the description of this offering and our business varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement may be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Lantronix,” the “Company,” “we,” “us,” “our” or similar references to refer to Lantronix, Inc., a Delaware corporation, and its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus supplement, or incorporated by reference into this prospectus supplement, are forward-looking statements. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Additionally, statements regarding sales of Common Stock pursuant to the Sales Agreement and the use of proceeds therefrom are forward-looking statements.

We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this prospectus supplement. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to, those set forth in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on August 29, 2025, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, and in our other public filings with the SEC.

In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of Nasdaq. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

We qualify all of our forward-looking statements by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Because this is only a summary, it does not contain all of the information that may be important to you. Before investing in our Common Stock, you should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all documents incorporated by reference herein and therein, carefully, including the “Risk Factors” section contained in this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any subsequent prospectus supplement, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, before making an investment decision.

Our Company

Lantronix, Inc. is a global leader in Edge AI and Industrial Internet of Things (“IoT”) solutions, delivering intelligent computing, secure connectivity, and remote management for mission-critical applications. Serving high-growth markets, including smart cities, enterprise IT, and commercial and defense unmanned systems (including drones), we enable customers to optimize operations and accelerate digital transformation. Our comprehensive portfolio of hardware, software, and services powers applications from secure video surveillance and intelligent utility infrastructure to resilient out-of-band network management. By bringing intelligence to the network edge, we help organizations achieve efficiency, security, and a competitive edge in today’s artificial-intelligence (“AI”)-driven world.

We conduct our business globally and manage our sales teams by three geographic regions: the Americas; Europe, Middle East, and Africa; and Asia Pacific Japan.

Products and Solutions

We organize our portfolio services and products into the following product lines: Embedded IoT Solutions, IoT Systems Solutions, and Software and Services.

Embedded IoT Solutions

Our embedded product portfolio includes a broad range of Compute System-on-Modules and System-in-Package solutions, together with wired and wireless connectivity products. As semiconductor technology continues to evolve and integrate more functionality, our compute modules now provide not only processing power but also the ability to run advanced AI and machine learning applications. This enables our customers to process and analyze digital inputs such as video, audio, and sensor data, directly at the device level, reducing latency, enhancing security, and enabling real-time decision making.

IoT System Solutions

Our IoT System Solutions portfolio includes a wide range of fully functional standalone systems that provide routing, switching or gateway functionalities as well as telematics and media conversion. These products include wired and wireless connections that enhance the value and utility of modern electronic systems and equipment by providing secure network connectivity, power for IoT end devices through Power over Ethernet, application hosting, protocol conversion, media conversion, secure access for distributed IoT deployments and many other functions. By offering pre-certified products across multiple regions, Lantronix significantly reduces Original Equipment Manufacturer customers’ regulatory certification costs and speeds up their time-to-market.

S-1

Software and Services

Our Software as a Service platform offers comprehensive single-pane-of-glass management for Out-of-Band (“OOB”) and IoT deployments. Our platform enables customers to easily deploy, monitor, manage and automate across their global deployments, all from a single platform login, virtually and seamlessly connected as if located directly on each device. Our platform eliminates the need to have 24/7 personnel on site and makes it easy to observe and address issues quickly, even in large-scale deployments.

We leverage our deep engineering expertise and product development best practices to deliver high-quality, innovative products cost-effectively and on schedule. Our engineering services model is flexible, offering either turnkey product development or team augmentation to accelerate complex product development challenges, such as camera tuning, voice control, machine learning, AI, computer vision, augmented/virtual reality, and more.

We also provide extended warranty, support and maintenance services related to our OOB and certain other product families.

Corporate Information

We were incorporated in California in 1989 and re-incorporated in Delaware in 2000. Our principal executive offices are located at 48 Discovery, Suite 250, Irvine, California 92618, our telephone number is (949) 453-3990, and our website is www.lantronix.com. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

S-2

THE OFFERING

Common Stock offered by us pursuant to this prospectus supplement	Shares of our Common Stock having an aggregate offering price of up to $30,000,000.

Common Stock to be outstanding after this offering	Up to 44,962,728 shares, assuming sales of 5,145,798 shares of our Common Stock in this offering at an assumed offering price of $5.83 per share, which was the closing price on Nasdaq on May 7, 2026. The actual number of shares issued will vary depending on the sales price under any offering from time to time

Manner of offering	“At the market offering” that may be made from time to time through the Sales Agents, as sales agents. See the section entitled “Plan of Distribution” below.

Use of proceeds	We intend to use the net proceeds for working capital and general corporate purposes, including to fund strategic initiatives in support of our broader growth strategy, which may include supporting the development and commercialization of unmanned systems and related technologies. See the section entitled “Use of Proceeds” below.

Risk factors	See “Risk Factors” beginning on page S-4 and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq symbol	LTRX

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 39,816,930 shares of Common Stock outstanding as of March 31, 2026 and excludes:

•	76,932 shares of Common Stock issuable upon exercise of outstanding options to purchase shares of Common Stock under our stock incentive plans and individual inducement stock option agreements as of March 31, 2026 at a weighted average exercise price of $4.50 per share (of which options to acquire 76,932 shares of Common Stock were vested as of March 31, 2026);
•	1,905,835 shares of Common Stock issuable upon settlement of outstanding restricted stock units (“RSUs”) granted under our 2020 Performance Incentive Plan (the “2020 Plan”) and individual inducement RSU agreements as of March 31, 2026;
•	655,484 shares of Common Stock reserved for future grant or issuance under the 2020 Plan;
•	25,923 shares of Common Stock reserved for future issuance under our 2013 Employee Stock Purchase Plan (the “ESPP”); and
•	127,796 shares of Common Stock issuable at an exercise price of $4.695 per share pursuant to warrants issued to affiliates of Silicon Valley Bank (the “SVB Warrants”).

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants referenced above, no vesting and settlement of the outstanding RSUs referenced above, and no sales pursuant to the Sales Agreement other than this offering.

S-3

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, as well as other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC, before deciding whether to invest in shares of our Common Stock. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” The occurrence of any of the events described below could harm our business, financial condition, results of operations and growth prospects. In such an event, the trading price of our Common Stock may decline, and you may lose all or part of your investment.

Risks Relating to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Stock to decline.

If you purchase shares of our Common Stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares.

The price per share of our Common Stock being offered may be higher than the net tangible book value per share of our outstanding Common Stock prior to this offering. Assuming that an aggregate of 5,145,798 shares of our Common Stock are sold at an assumed offering price of $5.83 per share, the last reported sale price of our Common Stock on Nasdaq on May 7, 2026, for aggregate gross proceeds of approximately $30,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $4.28 per share, based on shares outstanding and our net tangible book value as of March 31, 2026. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent that any options or warrants are exercised, any restricted stock units vest and are settled, any new equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of Common Stock in the future (including shares issued in connection with strategic and other transactions), there will be further dilution to new investors.

You may experience dilution if we issue additional equity securities in future fundraising transactions.

To raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. The registration statement of which this prospectus supplement and the accompanying prospectus dated February 19, 2025 form a part registered the issuance and sale of up to $100,000,000 in aggregate offering price of shares of our Common Stock, the remainder of which, after deducting the shares of Common Stock issued and sold in this offering, will be available to be issued and sold by us from time to time in the future.

S-4

Future resales of our Common Stock could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of Common Stock are being offered by this prospectus supplement, and we cannot predict if and when shares sold in this offering, if any, will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of Common Stock would have on the market price of shares of our Common Stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to either Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by a Sales Agent after delivering a placement notice will fluctuate based on the market price of the Common Stock during the sales period and limits we set with such Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

S-5

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our Common Stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agents as a source of financing.

We intend to use the net proceeds for working capital and general corporate purposes, including to fund strategic initiatives in support of our broader growth strategy, which may include supporting the development and commercialization of unmanned systems and related technologies.

The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities and/or savings accounts.

S-6

DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. The net tangible book value of our Common Stock as of March 31, 2026 was $41.1 million, or $1.03 per share of Common Stock based upon 39,816,930 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2026.

After giving effect to the sale of our Common Stock in the aggregate amount of $30,000,000 at an assumed offering price of $5.83 per share, the last reported sale price of our Common Stock on Nasdaq on May 7, 2026, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been $69.8 million, or $1.55 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.52 per share to our existing stockholders and an immediate dilution in net tangible book value of $4.28 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as-adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Common Stock are sold pursuant to this prospectus supplement. The as-adjusted information assumes that all of our Common Stock in the aggregate amount of $30,000,000 is sold at the assumed offering price of $5.83 per share, the last reported sale price of our Common Stock on Nasdaq on May 7, 2026. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$5.83
Historical net tangible book value per share as of March 31, 2026	$1.03
Increase in net tangible book value per share attributable to the offering	$0.52
As adjusted net tangible book value per share, after this offering		$1.55
Dilution per share to investors purchasing shares in this offering		$4.28

An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.83 per share shown in the table above, assuming that all of our Common Stock in the aggregate amount of $30,000,000 during the term of the Sales Agreement with the Sales Agents is sold at that price, would increase our as adjusted net tangible book value per share to $1.58 and would increase the dilution in net tangible book value per share to new investors in this offering to $5.25, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.83 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $30,000,000 during the term of the Sales Agreement with the Sales Agents is sold at that price, would decrease our as adjusted net tangible book value per share to $1.52 and would decrease the dilution in net tangible book value per share to new investors in this offering to $3.31, after deducting commissions and estimated offering expenses payable by us.

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 39,816,930 shares of Common Stock outstanding as of March 31, 2026 and excludes:

•	76,932 shares of Common Stock issuable upon exercise of outstanding options to purchase shares of Common Stock under our stock incentive plans and individual inducement stock option agreements as of March 31, 2026 at a weighted average exercise price of $4.50 per share (of which options to acquire 76,932 shares of Common Stock were vested as of March 31, 2026);
•	1,905,835 shares of Common Stock issuable upon settlement of outstanding RSUs granted under the 2020 Plan and individual inducement RSU agreements as of March 31, 2026;
•	655,484 shares of Common Stock reserved for future grant or issuance under the 2020 Plan;
•	25,923 shares of Common Stock reserved for future issuance under the ESPP; and
•	127,796 shares of Common Stock issuable at an exercise price of $4.695 per share pursuant to the SVB Warrants.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants referenced above, no vesting and settlement of the outstanding RSUs referenced above, and no sales pursuant to the Sales Agreement other than this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, you will experience further dilution.

S-7

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Sales Agents relating to the sale of shares of our Common Stock offered by this prospectus supplement. Under this prospectus supplement, in accordance with the terms of the Sales Agreement, we may sell shares of our Common Stock for an aggregate offering price of up to $30,000,000 from time to time through the Sales Agents, acting as sales agents, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates. The sales, if any, of shares made under the Sales Agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Sales Agents not to sell Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or the designated Sales Agent may suspend the offering of Common Stock upon notice and subject to other conditions.

Each time we wish to issue and sell Common Stock under the Sales Agreement, we will notify the designated Sales Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the designated Sales Agent, unless it declines to accept the terms of the notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of each Sales Agent under the Sales Agreement to sell our Common Stock is subject to a number of conditions that we must meet.

We will pay the Sales Agents an aggregate commission equal to 3% of the gross proceeds from each sale of Common Stock offered hereby. In addition, we have agreed to reimburse certain expenses of the Sales Agents in an amount not to exceed $100,000 in connection with the establishment of this “at the market offering.” In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these fees and reimbursed expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding compensation payable to any designated Sales Agent under the terms of the Sales Agreement, will be approximately $350,000.

Settlement for sales of Common Stock will generally occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the designated Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of shares of our Common Stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of such Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the Sales Agents for certain other specified expenses.

The offering of our Common Stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our Common Stock provided for in this prospectus supplement or (ii) termination of the Sales Agreement as provided therein.

Our Common Stock is listed on Nasdaq under the symbol “LTRX.” The transfer agent for our Common Stock is Computershare Trust Company, N.A.

Each Sales Agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement.

S-8

LEGAL MATTERS

The validity of the securities we are offering will be passed upon by O’Melveny & Myers LLP. The Sales Agents are being represented in connection with this offering by DLA Piper LLP (US).

EXPERTS

The consolidated financial statements of Lantronix, Inc. as of June 30, 2025 and 2024, and for each of the two years then ended, incorporated by reference in this prospectus supplement from the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2025 and the effectiveness of Lantronix’s internal control over financial reporting have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

We are subject to the information reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. All documents filed with the SEC are available on the SEC website referred to above. We also maintain an Internet site at www.lantronix.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which it forms a part.

S-9

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, Current Reports on Form 8-K furnished under Item 2.02, Item 7.01 or Item 9.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on August 29, 2025;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2025, December 31, 2025, and March 31, 2026, filed with the SEC on November 6, 2025 and February 5, 2026, and May 7, 2026, respectively;

•	our Current Reports on Form 8-K filed with the SEC on July 11, 2025, August 21, 2025, November 6, 2025, and January 6, 2026;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 24, 2025 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended June 30, 2025; and

•	the description of our Common Stock, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended June 30, 2019 (filed with the SEC on September 11, 2019), which updated the description thereof contained in our Registration Statement on Form 8-A, filed with the SEC on August 2, 2000 (File No. 001-16027), and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of this prospectus supplement and prior to the completion of the offering under this prospectus supplement. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Lantronix, Inc.

Attn: Brent Stringham

48 Discovery, Suite 250

Irvine, CA 92618

Telephone: (949) 453-3990

S-10

PROSPECTUS

Lantronix, Inc.

$100,000,000

Common Stock

We may from time to time offer and sell shares of our common stock in one or more offerings. The aggregate public offering price of the shares of common stock sold pursuant to this prospectus will not exceed $100,000,000.

This prospectus provides a general description of the common stock that we may offer. Each time any common stock is offered pursuant to this prospectus, we will provide specific information about the offered common stock in one or more supplements to this prospectus.

Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “LTRX.”

You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock. This prospectus may not be used to offer and sell our common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in any of our common stock involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 19, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our common stock described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common stock that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we sell common stock pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering and the common stock being sold in that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the common stock described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any common stock, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

References in this prospectus to the terms “we,” “us,” “our,” “the Company” or other similar terms refer to Lantronix, Inc. together with its subsidiaries.

1

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at www.lantronix.com, where these SEC filings and other information about the Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other document filed with the SEC and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

2

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. We incorporate by reference in this prospectus the following documents and reports we filed with the SEC (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 9, 2024;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2024 and December 31, 2024, filed with the SEC on November 8, 2024 and February 7, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on August 12, 2024, September 16, 2024 (with respect to Item 5.02 and the corresponding portions of Item 9.01 only), September 27, 2024, November 6, 2024, January 10, 2025 (with respect to Item 5.02 and the corresponding portions of Item 9.01 only), and February 5, 2025 (with respect to Item 5.02 only);

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on September 30, 2024 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended June 30, 2024; and

•	the description of our common stock, par value $0.0001 per share, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended June 30, 2019 (filed with the SEC on September 11, 2019), which updated the description thereof contained in our Registration Statement on Form 8-A, filed with the SEC on August 2, 2000 (File No. 001-16027), and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Lantronix, Inc.

Attn: Brent Stringham

48 Discovery, Suite 250

Irvine, CA 92618

Telephone: (949) 453-3990

3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release.

Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to: our dependence upon a relatively small number of distributor and end-user customers for a large portion of our revenue; the effects of a pandemic or major public health concern; uncertain impacts of trade tariffs or trade barriers; our ability to continue to generate revenue from products sold into mature markets; our ability to develop, market, and sell new products; our ability to succeed with our new software offerings; fluctuations in our revenue due to the project-based timing of orders from certain customers; unpredictable timing of our revenues due to the lengthy sales cycle for our products and services and potential delays in customer completion of projects; our ability to accurately forecast future demand for our products; delays in qualifying revisions of existing products; constraints or delays in the supply of, or quality control issues with, certain materials or components; difficulties associated with the delivery, quality or cost of our products from our contract manufacturers or suppliers; risks related to the outsourcing of manufacturing and international operations; difficulties associated with our distributors or resellers; intense competition in our industry and resultant downward price pressure; rises in inventory levels and inventory obsolescence; undetected software or hardware errors or defects in our products; cybersecurity risks; our ability to comply with data privacy laws; the availability of software that we incorporate into our products; the impact of natural disasters; our ability to obtain appropriate industry certifications or approvals from governmental regulatory bodies; changes in applicable U.S. and foreign government laws, regulations, and tariffs; our ability to successfully implement our acquisitions strategy or integrate acquired companies; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; our ability to protect patents and other proprietary rights and avoid infringement of others’ proprietary technology rights; elevated interest rates; the level of our indebtedness, our ability to service our indebtedness and the restrictions in our debt agreements; our ability to raise additional capital on acceptable terms, or at all; our ability to attract and retain qualified management; and any additional factors included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with SEC on September 9, 2024, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, and in our other public filings with the SEC, including in any prospectus supplement.

In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the Nasdaq Stock Market LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

4

ABOUT LANTRONIX, INC.

Lantronix Inc. is a global leader of compute and connectivity IoT solutions that target high-growth markets, including Smart Cities, Enterprise and Transportation. Our products and services empower companies to succeed in the growing IoT markets by delivering customizable solutions that enable AI Edge Intelligence. Our advanced solutions include Intelligent Substations infrastructure, Infotainment systems and Video Surveillance, supplemented with advanced Out-of-Band Management for Cloud and Edge Computing.

We were incorporated in California in 1989 and reincorporated in Delaware in 2000.

Our principal executive offices are located at 48 Discovery, Suite 250, Irvine, California 92618, our telephone number is (949) 453-3990, and our website is www.lantronix.com. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

5

RISK FACTORS

Investing in our common stock involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement, you should carefully consider the specific risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our common stock. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

6

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any common stock covered by this prospectus as set forth in the applicable prospectus supplement. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

7

DESCRIPTION OF CAPITAL STOCK

The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated certificate of incorporation (as amended and as in effect, our “Certificate of Incorporation”) and our amended and restated bylaws (as amended and as in effect, our “Bylaws”), each of which are filed as exhibits to the registration statement of which this prospectus is a part, as well as applicable provisions of the Delaware General Corporation Law.

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. As of December 31, 2024, there were 38,789,664 shares of common stock issued and outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we might designate in the future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share. As of December 31, 2024, no shares of our preferred stock were outstanding. Each share of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock having general voting power and not separately as a class. The terms of any series of preferred stock will be set forth in an amendment to our Certificate of Incorporation.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. Certain of these provisions are summarized below:

•	Under our Bylaws, only the Board, the Chairperson of the Board, the chief executive officer or president (in the absence of a chief executive officer) may call special meetings of stockholders.

•	Our Bylaws establish advance notice procedures for stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

•	We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

•	Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

•	Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

The amendment of many of the provisions described above would require approval by holders of at least 66 2/3% of the outstanding shares of our common stock.

8

Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “LTRX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services, LLC.

9

PLAN OF DISTRIBUTION

We may offer and sell the common stock described in this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any of these methods or any other method permitted pursuant to applicable law.

In addition, the manner in which we may offer and sell some or all of the common stock described in this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

A prospectus supplement with respect to each offering of common stock will set forth the terms of the offering and the method of distribution of the common stock and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them, if any;

•	the purchase price of the common stock being offered and the net proceeds to be received by us from the sale;

•	any public offering price;

•	any over-allotment options under which the underwriters may purchase additional common stock from us;

•	any delayed delivery arrangements;

•	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the common stock offered in the prospectus supplement may be listed.

10

The offer and sale of the common stock described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

In connection with the sale of the common stock, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from common stock purchasers for whom they may act as agent. Underwriters may sell the common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents participating in the common stock distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any common stock we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered common stock.

In connection with any offering, the underwriters may purchase and sell common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the common stock while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased common stock sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the common stock in an offering in which they sell more common stock than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the common stock in the open market.

Underwriters, dealers or agents that participate in the offer of common stock, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

11

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the common stock to be offered by this prospectus will be passed upon for us by O’Melveny & Myers LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

Baker Tilly US, LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2024, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Baker Tilly US, LLP’s report, given on their authority as experts in accounting and auditing.

12

LANTRONIX, INC.

Up to $30,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Needham & Company	Canaccord Genuity

May 8, 2026